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EXHIBIT C

NORTHSTAR LIFE
University Corporate Centre at Amherst
Suite 424
100 Corporate Parkway
Amherst, NY 14226




January 28, 2000



Northstar Life Insurance Company
Northstar Life Variable Universal Life Account
University Corporate Centre at Amherst
100 Corporate Parkway
Amherst, New York  14226


RE:  NORTHSTAR LIFE VARIABLE UNIVERSAL LIFE ACCOUNT


Gentlepersons:

In my capacity as counsel for Northstar Life Insurance Company ("the Company"), I reviewed certain legal matters relating to Northstar Life Variable Universal Life Account ("the Account") in connection with the Registration Statement to be filed by it and by the Company on Form S-6 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to certain group and individual Variable Universal Life Insurance Policies ("the Policies") to be issued by the Separate Account.

Based upon my review, I am of the following opinion:

         1. The Separate Account is a separate account of the Company duly created and validly existing pursuant to the laws of the State of New York;

         2. The issuance and sale of the Policies have been duly authorized by the Company and such Policies, when issued with and as described in the current Prospectus contained in the Registration Statement, as amended, and upon compliance with local and federal laws, will be legal and binding obligations of the Company in accordance with the terms of those Policies; and

         3. The assets held in the Separate Account not in excess of Contract liabilities and reserves are not chargeable with liabilities arising out of any other business the Company may conduct.

In arriving at the foregoing opinion, I have made such examination of law and examined such records or other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus contained in the above-mentioned Registration Statement.

Sincerely,

/s/Helen W. Leslie

Helen W. Leslie
Vice President and Assistant Secretary

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